UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 22, 2013

State Bank Financial Corporation
(Exact name of registrant as specified in its charter)

Georgia
(State or other jurisdiction of incorporation)

000-54056	27-1744232
(Commission File Number)	(IRS Employer Identification No.)

3399 Peachtree Road, NE, Suite 1900
Atlanta, Georgia	30326
(Address of principal executive offices)	(Zip Code)

(404) 475-6599
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.07.  Submission of Matters to Vote of Security Holders

State Bank Financial Corporation held its Annual Meeting of Shareholders on Wednesday, May 22, 2013, in Atlanta, Georgia.  We asked our shareholders to vote on the following three proposals:

·                  to elect ten directors to serve a one-year term;

·                  to conduct a non-binding advisory vote on the compensation of our named executive officers
(the “say on pay vote”); and

·                  to ratify the appointment of Dixon Hughes Goodman LLP as our independent registered public accounting firm for 2013.

Following is a tabulation of the votes with respect to each proposal.

Election of Directors

The following directors were elected with the following votes to serve until the 2014 annual meeting of shareholders or until their respective successors are duly elected and qualified.

Nominees	Votes For	Votes Against	Abstentions	Broker Non-Votes
James R. Balkcom, Jr.	25,849,590	608,565	3,300	2,579,295
Kelly H. Barrett	25,849,590	608,565	3,300	2,579,295
Archie L. Bransford, Jr.	26,192,833	265,322	3,300	2,579,295
Kim M. Childers	25,974,768	483,387	3,300	2,579,295
Joseph W. Evans	25,973,681	484,474	3,300	2,579,295
Virginia A. Hepner	25,849,590	608,565	3,300	2,579,295
John D. Houser	25,981,269	476,886	3,300	2,579,295
Major General (Retired) Robert H. McMahon	25,979,515	478,640	3,300	2,579,295
J. Daniel Speight, Jr.	25,974,768	483,387	3,300	2,579,295
J. Thomas Wiley, Jr.	23,632,198	2,825,957	3,300	2,579,295

Say on Pay

The compensation of our named executive officers was approved with the following non-binding votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,028,563	405,308	27,584	2,579,295

Ratification of Appointment of Independent Registered Public Accounting Firm

The appointment of Dixon Hughes Goodman LLP as our independent registered public accounting firm for 2013 was approved with the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,980,847	54,371	5,532	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE BANK FINANCIAL CORPORATION

Dated: May 24, 2013	By:	/s/ Thomas L. Callicutt, Jr.
Thomas L. Callicutt, Jr.
Chief Financial Officer

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